NEWS BULLETIN	FARO Technologies Inc. 250 Technology Park Lake Mary, FL 32746
The Measure of Success

Keith Bair, Senior Vice President and CFO
keith.bair@FARO.com, 407-333-9911

FARO Announces Global Reduction in Force of 7%

LAKE MARY, FL, February 20, 2009 – FARO Technologies, Inc. (NASDAQ: FARO) today announced a global reduction in force driven by ongoing economic weakness and a continued lack of near-term visibility for the business.

The reduction, effective immediately, affects approximately 7% of FARO’s workforce with the largest cuts coming from manufacturing and administrative functions.  The Company expects to save approximately $4.5 million on an annualized basis and will incur a first quarter charge of approximately $0.5 million related to severance costs.

“Today’s announcement is the result of taking a regrettable but necessary step towards protecting the continued long-term health of the business,” stated Jay Freeland, FARO’s President & CEO.  “Global economic weakness remains a significant challenge for most companies and FARO is no exception.  Our decision to make these cuts now reflects the reality of the business environment.  However, it does not alter the long-term outlook for FARO,” Freeland concluded.

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “will,” “should,” “could,” “projects,” “forecast,” “target,” “goal,” and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, but are not limited to:

•	our inability to further penetrate our customer base;
•	development by others of new or improved products, processes or technologies that make our products obsolete or less competitive;
•	our inability to maintain our technological advantage by developing new products and enhancing our existing products;
•	our inability to successfully identify and acquire target companies or achieve expected benefits from acquisitions that are consummated;
•	the cyclical nature of the industries of our customers and material adverse changes in our customers’ access to liquidity and capital;
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a slowdown or other adverse changes in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financing conditions;

•	the fact that the market potential for the CAM2 market and the potential adoption rate for our products are difficult to quantify and predict;
•	the inability to protect our patents and other proprietary rights in the United States and foreign countries;
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fluctuations in our annual and quarterly operating results and the inability to achieve our financial operating targets as a result of a number of factors including, without limitation (i) litigation and regulatory action brought against us, (ii) quality issues with our products, (iii) excess or obsolete inventory, (iv) raw material price fluctuations, (v) expansion of our manufacturing capability and other inflationary pressures, (vi) the size and timing of customer orders, (vii) the amount of time that it takes to fulfill orders and ship our products, (viii) the length of our sales cycle to new customers and the time and expense incurred in further penetrating our existing customer base, (ix) increases in operating expenses required for product development and new product, marketing, (x) costs associated with new product introductions, such as product development, marketing, assembly line start-up costs and low introductory period production volumes, (xi) the timing and market acceptance of new products and product enhancements, (xii) customer order deferrals in anticipation of new products and product enhancements, (xiii) our success in expanding our sales and marketing programs, (xiv) start-up costs associated with opening new sales offices outside of the United States, (xv) fluctuations in revenue without proportionate adjustments in fixed costs, (xvi) the efficiencies achieved in managing inventories and fixed assets, (xvii) investments in potential acquisitions or strategic sales, product or other initiatives, (xviii) shrinkage or other inventory losses due to product obsolescence, scrap or material price changes, (xix) adverse changes in the manufacturing industry and general economic conditions, (xx)  compliance with government regulations including health, safety, and environmental matters, (xxi) the ultimate costs of the Company’s monitoring obligations in respect of the Foreign Corrupt Practices Act (“FCPA”) matter; and (xxii) other factors noted herein;

•	changes in gross margins due to changing product mix of products sold and the different gross margins on different products;

•	our inability to successfully maintain the requirements of Restriction of use of Hazardous Substances (“RoHS”) and Waste Electrical and Electronic Equipment (“WEEE”) compliance into our products;

•	the inability of our products to displace traditional measurement devices and attain broad market acceptance;

•	the impact of competitive products and pricing in the CAM2 market and the broader market for measurement and inspection devices;

•	the effects of increased competition as a result of recent consolidation in the CAM2 market;

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risks associated with expanding international operations, such as fluctuations in currency exchange rates, difficulties in staffing and managing foreign operations, political and economic instability, compliance with import and export regulations, and the burdens and potential exposure of complying with a wide variety of U.S. and foreign laws and labor practices;

•	the loss of our Chief Executive Officer or other key personnel;

•	difficulties in recruiting research and development engineers, and application engineers;

•	the failure to effectively manage our growth;

•	variations in the effective income tax rate and the difficulty in predicting the tax rate on a quarterly and annual basis; and

•	the loss of key suppliers and the inability to find sufficient alternative suppliers in a reasonable period or on commercially reasonable terms.

•	the other risks detailed in the Company’s Annual Report on Form 10-K and other filings from time to time with the Securities and Exchange Commission.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About FARO
With approximately 19,000 installations and 9,000 customers globally, FARO Technologies, Inc. designs, develops, and markets portable, computerized measurement devices and software used to create digital models -- or to perform evaluations against an existing model -- for anything requiring highly detailed 3-D measurements, including part and assembly inspection, factory planning and asset documentation, as well as specialized applications ranging from surveying, recreating accident sites and crime scenes to digitally preserving historical sites.

FARO's technology increases productivity by dramatically reducing the amount of on-site measuring time, and the various industry-specific software packages enable users to process and present their results quickly and more effectively.

Principal products include the world's best-selling portable measurement arm -- the FaroArm; the world's best-selling laser tracker -- the FARO Laser Tracker X and Xi; the FARO Laser ScanArm; FARO Photon Laser Scanners; the FARO Gage, Gage-PLUS and PowerGAGE; and the CAM2 Q family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO-9001 certified and ISO-17025 laboratory registered.

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